Audiovox Secures License for Energizer Brand Rechargeable Power Packs and other Power Products in Central and South America

HAUPPAUGE, NY, March 19, 2008 -- Audiovox Corporation (NASDAQ:VOXX) announced today that its wholly-owned subsidiary Audiovox Accessories Corporation (AAC), has entered into a trademark licensing agreement with Eveready Battery Company, Inc., owner of the Energizer brand.

Under the terms of the agreement, Audiovox has acquired the licensing rights to market and distribute Energizer-branded products throughout Mexico, Central America, the Caribbean and South America, excluding select locations (Argentina, Bolivia, Uruguay, Paraguay and Chile).  This licensing agreement includes rechargeable power packs and other power related accessories.

Pat Lavelle, President and CEO of Audiovox Corporation stated, “When we acquired Technuity in late 2007, it was our goal to integrate the powerful Energizer brand in our core accessory businesses and use it to expand our international distribution.  Today’s announcement takes us in that direction as we add Mexico, the Caribbean, Central and most of South America to the distribution network for our power products.  We are confident that our global initiatives will positively impact both our top and bottom-line performance, enhance our customer offerings globally and maximize value for our shareholders.”

David Geise, President of Audiovox Accessories Corporation stated, “The Energizer brand is an integral part of our accessories group and combined with RCA, Acoustic Research, Jensen and Terk gives us one of the strongest brand portfolios in the accessory business.  I look forward to using the Energizer brand to build upon our market leading positions and to growing our business with the retail leaders in the Latin American countries covered by the agreement.”

In November 2007, Audiovox acquired Technuity, Inc., an emerging leader in the battery and power products industry and the licensee of the Energizer brand in North America.  In that transaction, Audiovox acquired the rights to market Energizer-branded products for rechargeable batteries and battery packs for camcorders, cordless phones, digital cameras and DVD players, as well as for power supply systems, automatic voltage regulators and surge protectors.

About Audiovox
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics accessory industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics and consumer electronics accessories products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Safe Harbor Language
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2007.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com